Filed Pursuant to Rule 424(b)(5)
Registration No. 333−145165
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 14, 2007)

5,102,041 Units
BEACON POWER CORPORATION

We are offering 5,102,041 units, each of which consists of one share of our common stock and a warrant to purchase 1.2 shares of our common stock at an exercise price of $1.99 per share. The warrants have a term of five and one-half years and are first exercisable six months and one day after their issuance. The warrants are immediately separable from the units.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BCON.” On September 4, 2007, the closing price of our common stock on the Nasdaq Capital Market was $1.81 per share.

We are offering these units on a best efforts basis. We have retained Merriman Curhan Ford & Co. to act as placement agent in this offering, and we will pay fees to them in connection with this offering equal to 5% of the proceeds of the offering and issue warrants exercisable for 3% of the common stock included in the units sold in the offering. The placement agent is not required to purchase or sell any of the units nor is it required to sell any specific number or dollar amount of units offered by this offering, but will use its commercially reasonable efforts to sell the units offered. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the maximum offering amounts set forth below.

Investing in our securities involves significant risks. See “Risk Factors” on page 5 of the base prospectus dated August 14, 2007, to which this prospectus is a supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$1.960	$10,000,000
Placement agent’s fee (1)	$0.098	$500,000
Proceeds to Beacon Power Corporation (before expenses)	$1.862	$9,500,000

(1)	See “Plan of Distribution” for a full description of the compensation to be paid to the placement agent.

We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $170,500.

Delivery of the units to purchasers will be made on or about September 10, 2007.

MERRIMAN CURHAN FORD & CO.
As Placement Agent

September 5, 2007

TABLE OF CONTENTS

Prospectus Supplement Dated September 5, 2007	Page
About this Prospectus Supplement	S−1
Special Note Regarding Forward-Looking Statements	S−1
Prospectus Supplement Summary	S−2
The Offering	S−3
Description of Units	S−4
Use of Proceeds	S−7
Dilution	S−8
Plan of Distribution	S−9
Legal Matters	S−10
Experts	S−10
Where You Can Find More Information	S−10
Incorporation of Certain Documents by Reference	S−10
Annex A Form of Warrant	S−11
Annex B Subscription Agreement	S−23

This prospectus supplement and the accompanying base prospectus, dated August 14, 2007, relate to the offer by us of 5,102,041 units, each of which consists of one share of our common stock and a warrant to purchase 1.2 shares of our common stock for $1.99 per share. You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and accompanying base prospectus or of any sale of units. Our business, financial condition, results of operations and prospects may have changed after the date of this prospectus supplement. You should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context requires otherwise, in this prospectus supplement and the accompanying base prospectus the terms “Beacon,” “we,” “us” and “our” refer to Beacon Power Corporation and its subsidiary.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this entire prospectus supplement and the accompanying base prospectus, including “Risk Factors” incorporated by reference in this prospectus supplement and in the accompanying base prospectus and the financial statements and the other information that we incorporated by reference in the accompanying base prospectus, before making an investment decision.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S−3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of securities described in the accompanying base prospectus in one or more offerings, up to a total dollar amount of $50 million. The accompanying base prospectus provides you with a general description of the securities we may offer. Each time we use the accompanying base prospectus to offer securities, we will provide a prospectus supplement (such as this prospectus supplement) that will contain specific information about the terms of that offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities we are offering and placement arrangements of the offering and other information you should know before investing.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement modify or supersede those made in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus together with additional information described under “Where You Can Find More Information,” which are collectively referred to herein as “this prospectus.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

These and other factors, including those factors set forth under “Risk Factors,” could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information from this prospectus and the information incorporated by reference. Because this is a summary, it does not contain all the information about us that may be important to you. You should read this entire prospectus and the other documents and the financial statements and related notes that are incorporated by reference in this prospectus.

We design, develop, configure and expect to begin offering for sale, advanced products and services to support more reliable and cost-effective electricity grid operation. We believe that our sustainable energy storage and power conversion solutions can help provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

The focus of our research and development has been patent-protected technology that can provide highly reliable energy solutions for the worldwide electricity grid at competitive costs. Our primary commercial market strategy is to become a provider of frequency regulation services to operators of the electricity grid in the United States.

In six geographic regions in the United States, the grid has been placed under the supervision of regional operators that are responsible for its maintenance and operation in these regions. All of these regional operators purchase frequency regulation services from independent providers. We are seeking to become one such provider. We believe our technology offers greater reliability, faster response time, cleaner operation, lower maintenance costs and better overall economic attributes than the majority of the incumbent generators that provide frequency regulation services.

We maintain our principal offices and research and development laboratory at 234 Ballardvale Street, Wilmington, Massachusetts, 01887-1032. Our telephone number is 978-694-9121.

THE OFFERING

Units offered	5,102,041 units

Common stock included in units	5,102,041 shares

Common stock issuable upon exercise of	6,122,449 shares
warrants included in units

Common stock to be outstanding after this offering (1)	76,046,555 shares

Use of proceeds	The net proceeds from this offering will be used for general corporate purposes, which may include:

● ongoing research and development of the Smart Energy 25 flywheel and the Smart Energy Matrix™ multi-flywheel system;

● improvements to our new corporate headquarters and manufacturing facility in Tyngsborough, Massachusetts;

● ongoing design and development of facilities to provide frequency regulation services to the electricity grid; and

● working capital requirements.

See “Use of Proceeds” on page S-7.

The Nasdaq Capital Market Symbol	BCON

(1) Does not include 150,000 shares of our common stock issued on July 23, 2007 with respect to the lease on our new corporate headquarters and manufacturing facility; 9,521 shares of common stock issued on July 2, 2007 under our RSU incentive plan; 8,754,098 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $1.17 per share; approximately 13,824 shares of common stock available for issuance under our employee stock purchase plan; 17,575,117 shares of our common stock issuable upon exercise of outstanding warrants and the warrants included in the units offered hereby, including 153,061 issuable to the placement agent, which together have a weighted average exercise price of $1.71 per share; and 71,682 shares of our common stock available for future grants or awards under our RSU Plan.

DESCRIPTION OF THE UNITS

Each unit consists of one share of our common stock and a warrant to purchase 1.2 shares of our common stock at an exercise price of $1.99 per share. For a description of our common stock see “Description of Capital Stock” beginning on page 6 of the accompanying prospectus. The terms of the warrant are summarized below. This summary is qualified by reference to the complete terms of the warrant, the form of which is attached hereto as Annex A.

Warrants

Registration of Warrant. We will register the warrants in a warrant register maintained by us for that purpose in the name of the record holder thereof from time to time. We may deem and treat the registered holder of the warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, absent actual notice to the contrary.

Registration of Transfers. We will register the transfer of any portion of a warrant in the warrant register, upon surrender of the warrant, with the form of assignment attached to the warrant duly completed and signed, to our transfer agent or to us at our address specified herein.

Exercise and Duration of Warrants. A warrant may be exercised, in whole or in part, by the registered holder at any time and from time to time on or after the date six months and one day after the date it is issued until and including its expiration date, which will be five and one-half years after the issue date. At 6:30 P.M., New York City time on the expiration date, the portion of any warrant that has not been exercised shall become void and of no value. A holder may exercise a warrant by delivering to us (i) an exercise notice, in the form attached to the warrant, appropriately completed and duly signed, and (ii) payment of the exercise price (which may take the form of a “cashless exercise” if so indicated in the exercise notice and if a “cashless exercise” may occur at such time in accordance the provisions described below). We will have a sufficient number of authorized but unissued and otherwise unreserved shares of our common stock available to issue the relevant shares of our common stock pursuant to a registration statement upon exercise of the warrant.

Delivery of Warrant Shares. Upon exercise of a warrant, we will promptly (but in no event later than three trading days after we have received all of the Exercise Delivery Documents (as defined in the warrant)) either (i) credit the number of shares of our common stock to which the warrant holder is entitled upon exercise of the warrant to such warrant holder’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system or (ii) issue a certificate for the common stock issuable upon such exercise, in either case free of restrictive legends, unless a registration statement covering the issuance of the relevant common stock is not then effective and the relevant common stock is not freely transferable without volume restrictions under the securities laws. The holder shall be deemed to have become holder of record of the relevant common stock upon delivery of the Exercise Delivery Documents.

If we fail to deliver common stock by the third trading day after the date on which delivery of the relevant common stock is required, and if after such third trading day the holder purchases shares of our common stock to deliver in satisfaction of a sale by the holder from the Company, then we will either pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased less the exercise price (at which point our obligation to deliver and issue the relevant common stock shall terminate), or promptly honor our obligation to deliver common stock and pay cash to the holder in an amount equal to the excess (if any) of the holder’s total purchase price less the exercise price over the product of (a) the number of shares of our common stock purchased by the holder, times (b) the closing price of our common stock on the date of the event giving rise to our obligation to deliver the relevant common stock.

If we are unable to issue shares upon exercise of the warrant prior to the delivery of the shares due to the SEC issuing a stop order with respect to our registration statement covering the shares or the suspension or withdrawal of the effectiveness of such registration statement, we will (i) if the fair market value of the shares issuable is greater than the Exercise Price (as defined in the warrant), provide written notice to the warrant holder that we will deliver the number of shares to the warrant holder as should be delivered in a cashless exercise pursuant to the terms of the warrant and return all consideration paid by the warrant holder to exercise the warrant, or (ii) at the election of the warrant holder, allow the warrant holder to rescind the Notice of Exercise and return all consideration paid by the warrant holder upon such rescission.

Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of common stock upon exercise of a warrant shall be made without charge to the holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates.

Certain Adjustments. The exercise price and number of shares of common stock issuable upon exercise of a warrant are subject to adjustment as set forth below:

(a)
Adjustments upon Subdivision or Combination of Common Stock. If we subdivide (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of out outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of the warrant will be proportionately increased. If we combine (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of our outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of the warrant will be proportionately decreased.

(b)
Rights upon Distribution of Assets. If we declare or make any dividend or other distribution of our assets (the “Distribution”) to our stockholders after the issuance of the warrant, then (i) the Exercise Price shall be reduced to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the closing bid price of the shares of common stock on the trading day immediately preceding the record date for the Distribution minus the value of the Distribution (as determined in good faith by our Board) applicable to one share of common stock, and (B) the denominator shall be the closing bid price of the shares of common stock on the trading day immediately preceding such record date, and (ii) the number of shares issuable upon exercise of the warrant shall be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (i); provided that in the event that the Distribution is of shares of common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system, the warrant holder may elect to receive a warrant to purchase such company’s shares in lieu of an increase in the number of warrant shares.

(c)
Fundamental Transactions. If we enter into or become a party to a Fundamental Transaction, then the holder shall have the right thereafter (A) if the successor or parent as a result of the Fundamental Transaction is a publicly traded company, to receive, upon exercise of the warrant, equity in the successor or parent that is the equivalent of the shares of our common stock issuable upon exercise of the warrant immediately before the Fundamental Transaction, and (B) if the successor or parent is not a publicly traded company, to receive, upon exercise of the warrant, the consideration the holder would have been entitled to receive if the holder had held the common stock issuable upon exercise of the warrant immediately before the Fundamental Transaction. “Fundamental Transaction” means if (i) we merge or consolidate with or into another person and we are not the surviving party, (ii) we sell all or substantially all of our assets in one or a series of related transactions, (iii) we reorganize, recapitalize or reclassify our common stock, or (iv) a person or group becomes the beneficial owner of more than 50% of our outstanding common stock (or the voting power thereof). In addition, in the event of a Fundamental Transaction other than a reorganization, recapitalization or reclassification of our common stock after which the holders of our voting power before the Fundamental Transaction continue to hold publicly traded securities with the power to elect a majority of the members of our board, or a merger solely to change our jurisdiction of incorporation, then we will purchase the warrants from the holders (at their request) for cash equal to their Black-Scholes value.

Payment of Exercise Price. The holder shall pay the exercise price in immediately available funds; provided, however, that at anytime there is no effective registration statement registering the common stock issuable upon exercise of the warrant and no exemption from registration available for such resale, the holder may satisfy its obligation to pay the exercise price through a “cashless exercise,” in which event we will issue to the holder the number of shares of common stock determined as follows:

Net Number = (A x B) - (A x C) B
where:
A= the total number of shares with respect to which the warrant is then being exercised.
B= the arithmetic average of the closing sale prices of the shares of common stock for the five consecutive trading days ending on the date immediately preceding the date of the exercise notice.
C= the exercise price at the time of such exercise.

Limitations on Exercise. The number of shares of our common stock that may be acquired by a holder upon any exercise of a warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder does not exceed 9.999% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). Our obligation to issue shares of common stock upon the exercise of a warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation. A holder shall have the right to waive this threshold up to 9.999%, but any such waiver will not be effective until the 61st day after such notice is delivered to us.

Fractional Shares. We will not be required to issue any fractional shares of our common stock on the exercise of a warrant.

Subscription Agreement for the Units

The subscription agreement contains certain covenants made by the Company. Except for certain excluded securities (including, without limitation, securities issued pursuant to our employee benefit plans) (the “Excluded Securities”) and for securities that are not required to be registered for resale prior to the one year anniversary of the closing date of the subscription (the “Subscription Closing Date”), from the date of the subscription agreement (the “Subscription Date”) until the date that is the earlier of (a) any date after our filing with the Commission of a Current Report on Form 8-K with respect to the Smart Energy 25 test results on which the closing bid price is greater than 150% of the purchase price on the Subscription Date, or (b) the two month anniversary of the Subscription Closing Date, we will not, without the consent of the investor, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of our or our subsidiary's equity or equity equivalent securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), or (2) amend, modify or change the terms of any warrants to acquire our common stock outstanding on the Subscription Date.

In addition, we have agreed that except for the Excluded Securities, from the Subscription Date until the earlier of (i) the first anniversary of the Subscription Closing Date or (ii) the date immediately following the day in which we close an offering of common stock or common stock equivalents such that upon such closing, together with any prior offerings that are for at least $15 million, we shall have raised at least $25 million of gross proceeds, we will not effect any Subsequent Placement (other than a firm commitment underwritten public offering) unless we have first offered to the investor under the subscription agreement the opportunity to purchase up to ten percent (10%) of the securities sold in such Subsequent Placement upon the same terms and conditions as offered to third parties under the Subsequent Placement.

Furthermore, we have agreed to pay the reasonable expenses of the investor relating to the investment made pursuant to the Subscription Agreement, including, without limitation, legal and due diligence costs, payable regardless of whether the closing shall occur, in the amount of $30,000. The investor will be entitled to deduct the $30,000 from its funding obligation at the closing.

The foregoing summary of the terms of the subscription agreement is qualified in all respects to the actual terms thereof, the form of which is attached hereto as Annex B, and is incorporated by reference herein.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $9.3 million after deducting fees and expenses due to the placement agent and our estimated offering expenses, as described in “Plan of Distribution”.

The net proceeds from this offering will be used for general corporate purposes, which may include:

●	ongoing research and development of the Smart Energy 25 flywheel and the Smart Energy Matrix™ multi-flywheel system;

●	improvements to our new corporate headquarters and manufacturing facility in Tyngsborough, Massachusetts;

●	ongoing design and development of facilities to provide frequency regulation services to the electricity grid; and

●	working capital requirements.

Our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for those purposes in the future.

DILUTION

If you invest in our units, your interest in the common stock contained therein will be diluted to the extent of the difference between the public offering price per share of our units and the net tangible book value per share of our common stock after this offering. Our net tangible book value on June 30, 2007 was approximately $8,443,000, or approximately $0.12 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding on that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of common stock immediately after the completion of this offering. For purposes of this calculation, the entire purchase price for the unit is being allocated to the common stock contained in the unit. Without taking into account any other changes in our net tangible book value after June 30, 2007, other than to give effect to our receipt of the estimated proceeds from the sale of the maximum number of units issuable in this offering (5,102,041 units) at a public offering price of $1.96 per unit, less the fees due to the placement agent and our estimated offering expenses, our pro forma net tangible book value as of June 30, 2007, after giving effect to the items above, would have been approximately $17,773,000, or $0.23 per share. This represents an immediate increase in the net tangible book value of $0.11 per share to existing stockholders and an immediate, weighted average dilution of $1.73 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share	$1.96

Net tangible book value per share as of June 30, 2007	$0.12

Increase in net tangible book value per share attributable to this	$0.11
offering

Pro forma net tangible book value per share as of June 30, 2007	$0.23
after giving effect to this offering

Dilution per share to new investors in this offering	$1.73

The above table is based on 76,046,555 shares of our common stock outstanding as of June 30, 2007 (as adjusted for 5,102,041 shares to be issued in this offering) and excludes, as of June 30, 2007:

●	150,000 shares of our common stock issued on July 23, 2007 with respect to the lease on our new corporate headquarters and manufacturing facility;

●	9,521 shares of common stock issued on July 2, 2007 under our RSU incentive plan;

●	8,754,098 shares of our common stock subject to outstanding options under our current and previous equity incentive plans, which have a weighted average exercise price of $1.17 per share;

●	Approximately 13,824 shares of common stock available for issuance under our employee stock purchase plan;

●
17,575,117 shares of our common stock issuable upon exercise of outstanding warrants and the warrants included in the units offered hereby, including 153,061 issuable to the placement agent, which together have a weighted average exercise price of $1.71 per share; and

●	71,682 shares of our common stock available for future grants or awards under our RSU Plan.

To the extent that any of these options or warrants are exercised, there will be further dilution to new investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

Merriman Curhan Ford & Co., referred to as the placement agent, has entered into a placement agency agreement, dated as of September 5, 2007, with us in which it has agreed to act as placement agent in connection with the offering. Subject to the terms and conditions contained in the placement agency agreement, the placement agent is using its best efforts to introduce us to potential investors who will purchase the securities. The placement agent has no obligation to buy any of the securities from us. The placement agent has solicited indications of interest from investors for the full amount of the offering.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act. The placement agent has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

We have agreed to pay the placement agent a fee equal to 5% of the proceeds of this offering and to reimburse the placement agent, on a fully accountable basis, for all reasonable travel, in-house legal and other out-of-pocket expenses that it incurs in connection with the offering. We have also agreed to reimburse the placement agent for any and all legal expenses incurred by the placement agent for services provided by outside counsel, whether or not the offering occurs, up to a maximum of $50,000. We have also agreed to pay the reasonable expenses of the investor relating to the investment made pursuant to the Subscription Agreement, including, without limitation, legal and due diligence costs, payable regardless of whether the closing shall occur, in the amount of $30,000. The following table shows the per unit and total fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement.

Per unit		$0.108
Legal fees	(not to exceed)	$50,000
Total		$550,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

The placement agent also will be entitled to receive warrants to purchase our common stock (the “Placement Agent Warrants”) in an amount equal to 3% of the shares of our common stock included in the units offered hereby. These warrants will have terms identical to those of the warrants included in the units offered hereby.

With respect to the Placement Agent Warrants, including the shares of common stock underlying the Placement Agent Warrants, the placement agent has agreed not to sell during this offering, or sell, transfer, assign, pledge, or hypothecate, or allow the Placement Agent Warrants, including the shares of common stock underlying the Placement Agent Warrants, to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants, including the shares of common stock underlying the Placement Agent Warrants, by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales in this offering, except in compliance with NASD Conduct Rule 2710(g)(2).

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-10.

LEGAL MATTERS

The validity of the common stock included in the units offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, our counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10−K, as amended, for the year ended December 31, 2006, have been so incorporated in reliance on the report of Miller Wachman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

We are incorporating by reference the following reports that we have filed with the SEC (including the information deemed furnished in these reports):

●	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2006;
●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;
●
Our Current Reports on Form 8-K filed on January 5, 2007, January 9, 2007, January 12, 2007, January 29, 2007, January 30, 2007, February 13, 2007, February 15, 2007, March 7, 2007, April 2, 2007, April 24, 2007, May 4, 2007, July 23, 2007 and August 8, 2007; and

●	The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

ANNEX A

FORM OF WARRANT

BEACON POWER CORPORATION

Warrant To Purchase Common Stock

Warrant No.:
Number of Shares of Common Stock:_____________
Date of Issuance: September ___, 2007 ("Issuance Date")

Beacon Power Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAPITAL VENTURES INTERNATIONAL, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after six months and one day after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ______________ (_____________)1fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant to purchase Common Stock (this "Warrant") issued pursuant to Section 6 of that certain Subscription Agreement, dated as of September __, 2007 (the "Subscription Date"), by and among the Company and the Holder (the "Subscription Agreement") pursuant to the Company’s Registration Statement on Form S-3, (File number 333-145165) (the “Registration Statement”)

1.  EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

[1]	Insert a number of shares equal to the number of Common Shares purchased under the Subscription Agreement.

(b)  Exercise Price. For purposes of this Warrant, "Exercise Price" means $[ ]2, subject to adjustment as provided herein.

(c)  Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares"), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
                              B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

[2]	Insert an amount equal to the closing bid price for the Common Stock immediately prior to the Subscription Date.

(e)   Company-Elected Conversion.(i) The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 1(a) but prior to the delivery of the Warrant Shares, the Company shall (i) if the fair market value (as calculated above) of the Warrant Shares is greater than the Exercise Price, provide written notice to the Holder that the Company will deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with this Section 1(a), and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 1(a) (a “Company-Elected Conversion”), or (ii) at the election of the Holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the Holder shall be entitled to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission.

(ii)   If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event (the “Re-Effectiveness Notice”). Notwithstanding anything to the contrary contained herein, the Expiration Date of this Warrant shall be extended for a period of five (5) days following receipt by the Holder of the Re-Effectiveness Notice.

(f)   Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(g)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(h)  Limitations on Exercises.

Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

2.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

                (a)   RESERVED

(b)  Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.  RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(a)  any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b)  the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Fundamental Transactions; Parent Entities. The Company shall not enter into or be party to a Fundamental Transaction unless (i) if the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder and (ii) if the Successor Entity is not a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor assumes in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

Notwithstanding the foregoing, in the event of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

5.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.  REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7 of Annex I to the Subscription Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.  RESERVED

13.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.  TRANSFER.This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 80% and the 100 day volatility obtained from the HVT function on Bloomberg.

(b)  "Bloomberg" means Bloomberg Financial Markets.

(c)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)  "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)  "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)  RESERVED

(h)  RESERVED

(i)  "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(j)  "Expiration Date" means the date sixty (60) months after the Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday, as the same may be extended pursuant to Section 1(e) hereof.

(k)  "Fundamental Transaction" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l)  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o)  "Principal Market" means The NASDAQ Global Market.

(p)  RESERVED

(q)  RESERVED

(r)  "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)  "Trading Day" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(t)  RESERVED

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BEACON POWER CORPORATION

By:
Name:
Title

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BEACON POWER CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Beacon Power Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name: Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ______, 2007 from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].

BEACON POWER CORPORATION

By:
Name:
Title

ANNEX B

SUBSCRIPTION AGREEMENT

Beacon Power Corporation
234 Ballardvale Street
Wilmington, Massachusetts 01887

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.  This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Beacon Power Corporation, a Delaware corporation (the “Company”), and the Investor.

2.  The Company has authorized the sale and issuance to the Investor of up to an aggregate of 5,102,041 units (the “Units”), each consisting of (i) one share (the “Share,” collectively the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively the “Warrants”) to purchase 1.2 shares of Common Stock (and the fractional amount being the “Warrant Ratio”), for a purchase price of $1.96 per Unit (the “Purchase Price”), reflecting a price of $1.81 per Share and $0.15 per Warrant. The initial exercise price of the Warrant is $1.99 per share. The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.” The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities.”

3.  The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.  The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate Purchase Price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.  The settlement of the Shares included in the Units purchased by the Investor shall be made in the following manner:

Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at DTC (the “DTC Holder”) identified by the Investor and simultaneously therewith payment shall be made by the DTC Holder by wire transfer to the Company. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY THE DTC HOLDER OF THE ACCOUNT OR ACCOUNTS AT THE DTC HOLDER TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE DTC HOLDER TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.  The executed Warrant shall be delivered in accordance with the terms thereof.

7.  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.  The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated August 14, 2007, which is a part of the Company’s Registration Statement, and the documents incorporated by reference therein (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement and oral communications.

9.  No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Units:

Purchase Price Per Unit:

Aggregate Purchase Price:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: September _, 2007

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
as of September _, 2007:

BEACON POWER CORPORATION

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.  Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.

2.  Agreement to Sell and Purchase the Units; Placement Agent.

2.1  At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate Purchase Price therefor set forth on the Signature Page.

2.2  The Company has entered into a Placement Agent Agreement, dated September 4, 2007 (the “Placement Agreement”), with Merriman Curhan & Ford Co. (the “Placement Agent”) that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. Investor acknowledges that the Company has agreed to pay the Placement Agent a fee (the “Placement Fee”) in respect of the sale of Units to the Investor. The Company further confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

2.3  The Company covenants and agrees to use its best efforts to keep the Registration Statement effective for as long as is needed to deliver freely tradable Warrant Shares.

3.  Closings and Delivery of the Units and Funds.

3.1  Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the signature page by the Warrant Ratio and rounding down, if necessary, to the nearest whole number and (c) the aggregate Purchase Price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2  Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.3  Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to (i) the accuracy of the representations and warranties made by the Company, (ii) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, (iii) the delivery of a legal opinion of Edwards Angell Palmer & Dodge LLP, counsel to the Company, in the form attached as Exhibit B hereto, and (iv) to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

3.4  Delivery of Funds and Units.  The Investor will settle the Shares purchased by the Investor by delivery versus payment through DTC, and no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall (1) confirm that the account or accounts at the DTC Holder to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor, and (2) notify the DTC Holder of the account or accounts to be credited with the Units being purchased by the Investor. On the Closing Date, the Company shall deliver the Units to the Investor through DTC directly to the account(s) at the DTC Holder identified by Investor and simultaneously therewith payment shall be made by the DTC Holder by wire transfer to the Company.

4.  Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1  The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Units presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein. Other than the issuance of the Units as described in Section 1 of this Agreement, the Investor acknowledges that it has not received from the Company any information that the Company has advised the Investor that it deems to be material or non-public concerning the Company.

4.2  (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3  (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4  The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5  Since the date on which the Placement Agent first contacted the Investor about the Offering, the Investor has kept the Offering confidential and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will keep the Offering confidential and not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor is aware of, and will adhere to, the position of the Commission set forth in Item A.65 of the Commission's Telephone Interpretations Manual. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.  Covenants.

5.1  Certain Definitions. For purposes of this Section 5, the following terms shall have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company, including, without limitation, the Company’s deferred compensation arrangements, pursuant to which the Company's securities, including, without limitation, restricted stock or restricted stock units, may be issued to any employee, officer or director for services provided to the Company.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Excluded Securities” means Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion of any Options or Convertible Securities that are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof, (iv) in connection with any strategic acquisition or strategic transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital, (v) upon exercise of an option issued to a consultant by the Company to purchase 50,000 shares of the Company's Common Stock and (vi) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that generates gross proceeds to the Company in excess of $25,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the Act and "equity lines").

“Market Price” means the closing bid price for the Common Stock of the Company on the Principal Trading Market on the applicable day.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Principal Trading Market” means the Nasdaq Capital Market so long as the Common Stock is listed and traded on the Nasdaq Capital Market, or if the Common Stock is not then listed and traded on the Nasdaq Capital Market, then the principal market on which the Common Stock is then listed or traded, including any market that is a part of the Nasdaq Stock Market, or the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board.

5.2  Company Lock-up. Subject to Section 5.4, from the date hereof until the date that is the earlier of (a) any date after the filing with the Commission by the Company of a Current Report on Form 8-K with respect to the Smart Energy 25 test results on which the Market Price is greater than 150% of the Purchase Price, and (b) the two month anniversary of the Closing Date, the Company will not, without the consent of the Investor(s), (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”); provided that the foregoing shall not apply to any Subsequent Placement that does not have the right to have any of its securities registered for resale prior to the one year anniversary of the Closing Date; or (2) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof.

5.3  Investor Participation. Subject to Section 5.4, from the date hereof until the earlier of (i) the first anniversary of the Closing Date or (ii) the date immediately following the day in which the Company closes an offering of Common Stock or Common Stock Equivalents such that upon such closing, together with any prior offerings (other than the Offering), the Company shall have raised at least $25 million of gross proceeds (so long as no offering used to calculate such $25 million threshold is for less than $15 million), whether or not the Investor has participated in any such offering or offerings, the Company shall not effect any Subsequent Placement unless the Company shall have first complied with this Section 5.3.

(a)
The Company shall deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale (the “Offer”) of the Common Stock or Common Stock Equivalent being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued or sold or exchanged, and the number or amount of the Offered Securities to be issued or sold or exchanged, (3) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued or sold and (4) offer to issue and sell to the Investor at least 10% of the Offered Securities actually sold in such Subsequent Placement.

(b)
To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after the Investor's receipt of the Offer Notice (the “Offer Period”), setting forth the portion that the Investor elects to purchase (the “Notice of Acceptance”). If no Notice of Acceptance is received by the Company from the Investor during the Offer Period, then the Investor shall be deemed to have declined the Offer.

(c)
The Company shall have twenty-five (25) Business Days from the expiration of the Offer Period above, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld, to offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the eligible Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, Unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(d)	RESERVED.

(e)
Upon the closing of the Subsequent Placement, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer. If the Company does not consummate the closing of the Subsequent Placement within twenty-five (25) Business Days of the expiration of the Offer Period, the Company shall not be required to issue to the Investor any of the Offered Securities. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and their respective counsel.

(f)
Any Offered Securities not acquired by the Investor or other persons in accordance with Sections 5.3(c) or 5.3(e) above may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement, provided that, with respect to any such re-offer, in accordance with Section 5.3(c), the Offering Period shall only be one (1) Business Day.

(g)
Notwithstanding anything to the contrary in this Section 5.3 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of material non-public information, by the thirtieth (30th) Business Day, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld following delivery of the Offer Notice. If by the thirtieth (30th) Business Day following delivery of the Offer Notice, or later day if extended as set forth above, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 5.3. The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any 60 day period.

5.4  Excluded Securities Transactions. The restrictions contained in Sections 5.2 and 5.3 shall not apply in connection with the issuance of any Excluded Securities.

5.5  Variable Securities. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable for Common Stock at a price that varies or may vary with the market price of the Common Stock, including, by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

5.6  Expense Reimbursement. The Company shall pay Investor’s reasonable expenses relating to the investment made pursuant to this Agreement, including, but not limited to, legal and due diligence costs, payable regardless of whether the Closing shall occur, in the aggregate amount of $30,000, which may be deducted from its funding obligations at the Closing.

6.  Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7.  Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Beacon Power Corporation
234 Ballardvale Street
Wilmington, Massachusetts, 01887
Attention: James Spiezio
Facsimile: (978) 694-9127

with copies (for information purposes only) to:
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Albert Sokol, Esq.
Facsimile: 617.517.5576

If to the Investor:

At its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing,

with copies (for informational purposes only) to:

8.  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.  Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.  Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.  Confirmation of Sale. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to the Investor.

14.  Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the material terms of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof. From and after the issuance of the press release referred to above, the Investor shall not be in possession of any material, nonpublic information received from the Company, its Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the press release. The Company shall not, and shall cause its Subsidiairy and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, non public information regarding the Company or its Subsidiairy from and after the issuance of the press release without the express written consent of the Investor.

15.  Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

BEACON POWER CORPORATION

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

MATTERS TO BE COVERED IN THE EDWARDS ANGELL PALMER & DODGE LLP LEGAL OPINION

1.  The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company’s sole Subsidiary of which we have notice has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

2.  Each of the Company and its Subsidiary is in good standing as a foreign corporation and is duly qualified to transaction business in every jurisdiction in which the Company or Subsidiary, as applicable, owns or leases properties or conducts business for which the failure to be so qualified would have a material adverse effect on the Company and Subsidiary, taken as a whole.

3.  The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

4.  Each of the Offered Shares and the Offered Warrants have been duly authorized and, when issued and delivered by the Company pursuant to the Placement Agency Agreement against due payment of applicable consideration, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants and the Warrant Shares, when issued and delivered upon valid exercise of the Offered Warrants and payment of the exercise price, will be validly issued, fully paid and nonassessable.

5.  The issuance of the Offered Securities is not subject to any statutory preemptive right of any securityholder of the Company or other right known to such counsel to subscribe for or otherwise acquire the Offered Securities.

6.  Except as set forth in or otherwise contemplated by the Registration Statement or the Prospectus, to the knowledge of such counsel, no person has the right to require the Company or its Subsidiary to register any securities for sale under the Securities Act of 1933, as amended (the “Act”), by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Offered Securities, except for rights which have been waived or satisfied.

7.  The statements in the Prospectus under the captions “Description of Capital Stock” and “Description of Warrants,” insofar as they purport to constitute summaries of the terms of the Company’s charter or by-laws or Delaware statutes, rules and regulations thereunder, constitute accurate summaries of the terms of such documents, statutes, rules and regulations in all material respects.

8.  The execution, delivery and performance of the Transaction Documents do not, and will not, result in any violation of the provisions of the charter or by-laws of the Company in effect on the date hereof. The Transaction Documents have been duly authorized, executed and delivered by the Company and each constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with the terms thereof.

9.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted, are pending or are threatened by the Commission.

10.  The Registration Statement and Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, or for any as have been amended then as of the dates of such amendments, as the case may be (other than the financial statements, other financial information and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

11.  To our knowledge, there is not pending or threatened in writing any action, suit or proceeding, inquiry or investigation to which the Company or its Subsidiary is a party, or to which the property of the Company or its Subsidiary is subject, before or brought by any court or governmental agency or body that is of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus.

12.  To the knowledge of such counsel, there are no franchises, contracts indentures, mortgages, loan agreements, notes, leases or other instruments known to such counsel of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, which are not described or filed as required.

13.  No filing with, or authorization, approval, consent, license, order, registration or qualification of any domestic court or governmental agency or body of the State of New York, the Commonwealth of Massachusetts, the DGCL, or the federal government (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of any jurisdiction in connection with the distribution of the Offered Securities by the Placement Agent or the purchase of the Offered Securities by the Investors in the manner contemplated in the Placement Agency Agreement and in the Prospectus or the by-laws and rules of the NASD, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the Offered Securities.

14.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Offered Securities to the Investors), compliance by the Company with its obligations under the Placement Agency Agreement and in connection with the offering, and issuance and sale of the Offered Securities to the Investors do not and will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or (ii) any statute, law, rule, regulation or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clause (ii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (14) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

15.  The Company is not, nor will be after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

While we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any supplements or amendments thereto, no facts have come to our attention which have caused us to believe that: (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that in each case that we are not expressing a belief as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or the information regarding the Placement Agent or the method of distribution of the Offered Securities included in the Registration Statement or the Prospectus or any such amendments or supplements thereto).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$50,000,000

Beacon Power Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

From time to time, we may sell common stock, preferred stock, depositary shares, warrants and/or units with a total value of up to $50,000,000.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “BCON.” On August 13, 2007, the last reported sale price for our common stock, as reported on Nasdaq was $1.60 per share.

_________________________

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

_________________________

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. Additional methods of sale are set forth under “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 14, 2007

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer common stock, preferred stock, depositary shares and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. We may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the filings incorporated into this prospectus by reference contain forward-looking statements. Forward-looking statements can generally be identified by our use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “opportunity,” “plans,” “potential,” “predicts,” or “will,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements.

These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Our beliefs and assumptions could prove incorrect. New risks and uncertainties emerge from time to time, and it is not possible for us to predict which factors will arise or how they may affect us.

These and other factors, including those factors set forth under “Risk Factors,” could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

BEACON POWER CORPORATION

Overview

Beacon Power Corporation designs, develops, configures and expects to begin offering for sale, advanced products and services to support more reliable and cost-effective electricity grid operation. We believe that our sustainable energy storage and power conversion solutions can help provide reliable electric power for the utility, renewable energy, and distributed generation markets. Beacon is a development-stage company that was incorporated in Delaware on May 8, 1997.

The focus of our research and development has been to establish a patent-protected technology that can provide highly reliable energy solutions for the worldwide electricity grid at competitive costs. Our primary commercial market strategy is to become a provider of frequency regulation services to operators of the electricity grid in the United States.

In six geographic regions in the United States, the grid has been placed under the supervision of regional operators that are responsible for its maintenance and operation in these regions. All of these regional operators purchase frequency regulation services from independent providers. We are seeking to become one such provider. We believe our technology will offer greater reliability, faster response time, cleaner operation, lower maintenance costs and better overall economic attributes than the majority of the incumbent generators that provide frequency regulation services.

Our principal corporate offices and research and development laboratory are located at 234 Ballardvale Street, Wilmington, Massachusetts, 01887-1032. The telephone number at our principal corporate offices is 978-694-9121. Our website is located at www.beaconpower.com. Information contained on our website does not constitute part of this prospectus. References in the prospectus to “Beacon,” “we,” “our,” “us,” and the “Company” refer, collectively, to Beacon Power Corporation and its subsidiary.

SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, depositary shares representing fractional shares of our preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	rates and times of payment of dividends;
•	redemption, conversion or exchange terms;
•
conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants;
•	voting or other rights; and
•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or through agents, underwriters or dealers. We and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Subject to any preferential rights, holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Depositary Shares

We may issue receipts for depositary shares representing fractional shares of preferred stock from time to time. The fractional share of the applicable series of preferred stock represented by such depositary shares will be set forth in the applicable prospectus supplement.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. In this prospectus, we have summarized certain general features of the depositary shares. We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt that contains the terms of the depositary shares.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, depositary shares in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock or depositary shares, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. We urge you to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the applicable series of warrants.

Units

We may issue units representing any combination of common stock, preferred stock, depositary shares and/or warrants from time to time.

The units will be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement under which the units are designated, describing the terms of the units we are offering before the issuance of the related units. We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement designating the units.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K/A for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q, which are incorporated by reference. In addition, for any securities offered under this prospectus we will include risk factors, if appropriate, in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes, including the repayment of future indebtedness, and potential acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to this offering.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes us to issue an aggregate of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following summary of provisions of our securities, various provisions of our corporate charter, by-laws and Rights Agreement, as amended, and provisions of applicable law is not intended to be complete and is qualified by reference to the provisions of applicable law and to our corporate charter, by-laws and Rights Agreement, which we have previously filed with the SEC.

Common Stock

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series and to establish the rights, preferences, privileges and restrictions of any series of preferred stock, including dividend rights, dividend rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any designated series. We may, from time to time, amend our certificate of incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of both a majority of the members of the board of directors then in office and a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a separate vote of the holders of preferred stock or any series of preferred stock unless a separate vote of any such holder is otherwise required pursuant to the certificate of designations establishing a series of preferred stock.

We have 10,000,000 shares of preferred stock authorized, of which 1,100,000 shares have been designated as Series A Junior Participating Preferred Stock, which may be issued upon the occurrence of a triggering event under our rights agreement.

Rights Agreement

We have entered into a rights agreement with EquiServe Trust Company, N.A. (now known as Computershare Limited), pursuant to which our board of directors declared a dividend distribution of one preferred share purchase right for each share of our common stock outstanding on October 7, 2002. Our board of directors further authorized and directed the issuance of one right to each share of common stock that is issued between the record date of October 7, 2002 and the earlier of the distribution date and the date the rights terminate. The rights trade with, and are inseparable from, our common stock until a distribution date occurs. Once the rights become exercisable, each right will allow its holder to purchase from us one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $22.50, subject to adjustment from time to time. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the rights do not give their holders any dividend, voting or liquidation rights.

The rights only become exercisable on the earlier of: (a) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has become an acquiring person by beneficially owning 15% or more of our outstanding common stock, or (b) such date, if any, as may be designated by our board of directors after the date of a person's or group's commencement of a tender or exchange offer the consummation of which would result in that person or group becoming an acquiring person.

Once a person or group becomes an acquiring person, the rights have the following "flip-in" and "flip-over" features:

•
Flip-In: If a person or group becomes an acquiring person, all holders of rights except the acquiring person may, for $22.50 per right, subject to adjustment from time to time, purchase shares of our common stock with a market value two times the exercise price of such right.

•
Flip-Over: If we are later acquired in a merger or similar transaction after a distribution date has occurred, all holders of rights except the acquiring person may, for $22.50 per right, purchase shares of common stock of the acquiring corporation with a market value two times the exercise price of such right.

Each one one-hundredth of a preferred share, once issued:

•	will not be redeemable;
•	will entitle holders to quarterly dividend payments of $1.00, or an amount equal to 100 times the dividend paid on one share of our common stock, whichever is greater;
•
will entitle holders upon liquidation either to receive $22.50 per share, subject to adjustment from time to time, or an amount equal to 100 times the payment made on one share of our common stock, whichever is greater;

•	will have the same voting power as one share of our common stock; and
•	if shares of Beacon common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a payment equal to the payment made on one share of our common stock.

The value of one one-hundredth of a preferred share should approximate the value of one share of our common stock.

We may, at the option of our board of directors and at any time prior to a person becoming an acquiring person, redeem all, but not less than all, of the rights at a redemption price of $0.01 per right, payable at our option in cash, shares of our common stock or such other form of consideration as our board of directors shall determine. We may also redeem the rights as a whole, but not in part, at any time prior to the earlier of (a) the close of business on the tenth business day following the first date of public announcement by us or an acquiring person that an acquiring person has become such or (b) September 30, 2012, at a price of $0.01 per right. After the redemption period has expired, our right of redemption may be reinstated if an acquiring person reduces his beneficial ownership to less than 15% of the outstanding shares of our common stock in a transaction or series of transactions not involving us and there are no other acquiring persons.

The terms of the rights agreement may be amended by our board of directors without the consent of the rights holders with the exception of certain economic terms of the rights. After a distribution date has occurred, the board of directors may not amend the rights agreement in any way that adversely affects the holders of the rights.

Dividends

Holders of our common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock.

Other Rights

All holders of our common stock are entitled to share ratably in any assets available for distribution to holders of shares of our common stock upon our liquidation, dissolution or winding up. No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. The outstanding our common stock is fully paid and nonassessable.

Warrants

We have outstanding three series of warrants to purchase our common stock. With the exception of the warrants issued by us in connection with our February 2007 financing, as further described below, these warrants are now exercisable for shares of our common stock.

The exercise price and the number of shares of our common stock to be issued upon exercise of the warrants will be adjusted under certain circumstances, including:

•	subdivisions, stock dividends or combinations of our common stock;
•	reclassifications, exchanges, substitutions, or in-kind distributions that result in a change in the number and/or class of the securities issuable upon exercise of the warrants;
•	reorganizations, mergers and similar transactions; and
•
the issuance of additional shares of our common stock or securities convertible into our common stock at a price per share less than the exercise price in effect immediately prior to the issuance of the additional securities.

Holders of the warrants are not entitled to receive dividends, vote, receive notice of any meetings of stockholders or otherwise have any right as stockholders.

As of the date of this prospectus, warrants outstanding were as follows:

April 2005 Financing Warrant. In connection with the investment in Beacon by Perseus 2000 Expansion, L.L.C., we issued a warrant for 800,000 shares of our common stock, at an exercise price of $1.008. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. This warrant is exercisable at any time until May 25, 2010.

November 2005 Financing Warrants. As part of a financing, we issued warrants to ten “accredited investors”. Following adjustments required by the February 2007 financing described below, these warrants are exercisable for an aggregate of 3,287,821 shares of our common stock at an exercise price of $1.99 per share. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be further adjusted from time to time. Also in connection with the same financing, we issued placement agent warrants exercisable for an aggregate of 450,000 shares of our common stock at an exercise price of $2.21 per share. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable at any time until May 9, 2011.

February 2007 Financing Warrants. As part of a financing, we issued warrants to purchase an aggregate of 6,261,786 shares of our common stock to eight persons. The per-share exercise price for the warrant shares is $1.33. The number of shares of our common stock issuable upon exercise of these warrants and the exercise price per share may be adjusted from time to time. Each warrant is exercisable for five years commencing August 16, 2007.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to it or its stockholders for any liability arising from an action to which such persons were party by reason of the fact that they were serving us or at our request to the fullest extent not prohibited by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

As of the date of this prospectus, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

Provisions of Certificate of Incorporation and By-laws Which May Have Anti-Takeover Effect

A number of provisions of our certificate of incorporation and by-laws concern matters of corporate governance and the rights of stockholders. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers, which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and those of our stockholders. Our board of directors has no present plans to adopt any further measures or devices, which may be deemed to have an "anti-takeover effect."

Special Meetings of Stockholders

Our by-laws provide that a special meeting of stockholders may be called only by our President or board of directors unless otherwise required by law. Our by-laws also provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, our by-laws include notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at a special meeting of stockholders.

Director Vacancies and Removal

Our by-laws provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. Our by-laws provide that directors may be removed from office with or without cause and only by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors, except that directors elected by a particular class or series of stock can only be removed without cause by the affirmative vote of holders of a majority of shares of that series or class.

Amendment of By-laws

Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by our stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of holders of at least two-thirds of the shares then entitled to vote.
 Statutory Business Combination Provision

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

•
before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•
upon the closing of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

•
following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of a least a majority of the outstanding voting stock. Neither our Certificate of incorporation nor our By-laws contains any such exclusion.

Trading on the NASDAQ Capital Market System

Our common stock is listed on the NASDAQ Capital Market, under the symbol "BCON."

Transfer Agent and Registrar

The name and address of the transfer agent and registrar for our common stock is Computershare Limited, P.O. Box 219045, Kansas City, Missouri 64121-9045.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.

These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counselor accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

Other Warrants

We will describe the terms of any preferred stock warrants, common stock warrants or depositary share warrants in the applicable prospectus supplement. Those terms will include, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;
•
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•
the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;
•
the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	United States federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of preferred stock, common stock or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the debt securities, shares of preferred stock, common stock purchasable or depositary shares upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or
•
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;
•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, depositary shares and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will issue the warrants under a warrant agreement. We use the term “warrant unit agreement” to refer to any of these unit agreements.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Depositary Shares,” and “Description of Warrants” and will apply to each unit and to any common stock, preferred stock, depositary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice, even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•
An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•	to underwriters for resale to the public or to investors;

•
a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer, including purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through agents to the public or to investors;

•	directly to investors in privately negotiated transactions; or

•	through a combination of any of these methods of sale.

The securities may be sold from time to time in one or more transactions at:

•	fixed prices, which may be changed;

•	the prevailing market price at the time of sale;

•	varying prices determined at the time of sale; or

•	at negotiated prices.

Sales may be affected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	though the writing of options; or

•	through the settlement of short sales.

We may enter into derivative or other hedging transactions with financial institutions, or sell securities not covered by this prospectus to financial institutions in privately negotiated transactions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may loan, pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

We will describe in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters and Agents

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts.

EXPERTS

Miller Wachman LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance Miller Wachman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

We are incorporating by reference the following reports, which we have filed with the SEC:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007;

•
our Current Reports on Form 8-K filed on January 5, 2007, January 9, 2007, January 29, 2007, January 30, 2007, February 13, 2007, February 15, 2007, March 7, 2007, April 2, 2007 (Acc-no: 0001104659-07-024442), April 24, 2007 and July 23, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 234 Ballardvale Street, Wilmington, Massachusetts 01887.